Exhibit Number

99.2

COMMUNITY HEALTH SYSTEMS COMPLETES

DIVESTITURE OF HOSPITAL LOCATED IN RONCEVERTE, WEST VIRGINIA

FRANKLIN, Tenn. (January 3, 2023) – Community Health Systems, Inc. (NYSE: CYH) announced today that affiliates of the Company have completed the divestiture of 122-bed Greenbrier Valley Medical Center in Ronceverte, West Virginia, along with its respective assets, physician clinic operations and outpatient services to a subsidiary of Vandalia Health. The transaction was effective January 1, 2023.

The divestiture of this hospital is among the potential transactions highlighted on the Company’s third quarter 2022 earnings call.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 47 distinct markets across 16 states. The Company’s subsidiaries own or lease 79 affiliated hospitals with approximately 13,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. More information about the Company can be found on its website at www.chs.net.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

Community Health Systems

Tomi Galin, 615-628-6607

Executive Vice President, Corporate Communications, Marketing and Public Affairs

Investor Contacts:

Community Health Systems

Kevin Hammons, 615-465-7000

President and Chief Financial Officer

-END-